Exhibit 4.1

Replacement Capital Covenant, dated as of December 20, 2006 (this “Replacement Capital Covenant”), by Assured Guaranty U.S. Holdings Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), and Assured Guaranty Ltd., a Bermuda company (together with its successors and assigns, the “Guarantor”), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

A.            On the date hereof, the Corporation is issuing $150,000,000 aggregate principal amount of its Series A Enhanced Junior Subordinated Debentures due 2066 (the “Capital Securities”), which Capital Securities are being issued pursuant to, and fully and unconditionally guaranteed by the Guarantor in accordance with, the Subordinated Indenture, dated as of December 1, 2006, among the Corporation, the Guarantor and The Bank of New York, as subordinated indenture trustee (the “Trustee”), as supplemented by the First Supplemental Subordinated Indenture, dated as of December 20, 2006, among the Corporation, the Guarantor and the Trustee (the “Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”).

B.            This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated  December 13, 2006, relating to the Capital Securities (together with the accompanying Prospectus, dated June 30, 2005, the “Prospectus”).

C.            The Corporation and the Guarantor are entering into and disclosing the contents of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation and the Guarantor be stopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D.            The Corporation and the Guarantor acknowledge that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and the Guarantor and that, were the Corporation or the Guarantor to disregard their respective covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation and the Guarantor hereby covenant and agree as follows in favor of and for the benefit of each Covered Debtholder.

Section 1.  Definitions.  Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

Section 2.  Limitations on Redemption, Repurchase, or Purchase of Capital Securities.  The Corporation and the Guarantor hereby promise and covenant to and for the benefit of each Covered Debtholder that the Corporation shall not redeem or repurchase all or any part of the Capital Securities, and the Guarantor shall not, and shall cause its Subsidiaries not to, purchase all or any part of the Capital Securities, on or before December 15, 2046 except to the extent that the applicable redemption, repurchase or purchase price does not exceed the sum of the following amounts:

(a)       the Applicable Percentage of the aggregate amount of net cash proceeds received by the Guarantor, the Corporation and their Subsidiaries since the most recent Measurement Date from the sale of Common Shares and rights to acquire Common Shares to Persons other than the Guarantor, the Corporation and their Subsidiaries; plus

(b)      100% of the aggregate amount of net cash proceeds received by the Guarantor, the Corporation and their Subsidiaries since the most recent Measurement Date from the sale of Qualifying Capital Securities to Persons other than the Guarantor, the Corporation and their Subsidiaries.

Section 3.  Covered Debt.  (a) The Corporation and the Guarantor represent and warrant that the Initial Covered Debt is Eligible Debt.

(b)        On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series, if any, of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i)    the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(ii)   if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(iii)  if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt commencing on the related Redesignation Date;

(iv)  if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, and the Guarantor has only one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(v)   if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but the Guarantor has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt commencing on the related Redesignation Date;

(vi)  the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii), (iii), (iv) or (v) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(vii) in connection with such identification of a new series of Covered Debt, the Corporation shall give the notice provided for in Section 3(c) within the time frame provided for in such section.

(c)   Notice. In order to give effect to the intent of the Corporation and the Guarantor described in Recital C, the Corporation and the Guarantor covenant that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, notice shall be given to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder; (ii) so long as the Guarantor or the Corporation is a reporting company under the Securities Exchange Act, the Guarantor or the Corporation, as applicable, will include, or cause to be included, in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Guarantor’s or the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, notice of such occurrence will be given within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and such change shall be reported in the Guarantor’s or the Corporation’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, neither the Guarantor nor the Corporation is a reporting company under the Securities Exchange Act, the Guarantor will post on its website (or the Corporation’s website if the Guarantor does not maintain a website at that time) the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c); and (v) promptly upon request by any Holder of Covered Debt, the Corporation and the Guarantor will provide such Holder with an executed copy of this Replacement Capital Covenant.

Section 4.  Termination, Amendment and Waiver.  (a) The obligations of the Guarantor and the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) December 15, 2046, (ii) the date, if any, on which the Holders of at least a majority of the outstanding principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Guarantor and the Corporation hereunder and (iii) the date on which neither the Corporation nor the Guarantor has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term). From and after the Termination Date, the obligations of the Guarantor and the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b)   This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Guarantor and the Corporation with the consent of the Holders of at least a majority of the outstanding principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Guarantor and the Corporation (and without the consent of the Holders of the then-effective series of Covered Debt) if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of (x) the Corporation to redeem or repurchase Capital Securities or (y) the Guarantor or its Subsidiaries to purchase Capital Securities, or (ii) such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt and an officer of the Guarantor or the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt.

(c)   For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Guarantor and the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Guarantor and the Corporation that is not more than 30 days prior to the date on which the Guarantor and the Corporation propose that such termination, amendment or supplement becomes effective.

Section 5.  Miscellaneous.  (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b)   This Replacement Capital Covenant shall be binding upon the Guarantor and the Corporation and their successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Guarantor and the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Guarantor or the Corporation has violated their respective covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

(c)   All demands, notices, requests and other communications to the Guarantor or the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Guarantor or the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Guarantor or the Corporation by a national or international courier service, on the date of receipt by the Guarantor or the Corporation, as applicable (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Guarantor and the Corporation at the address set forth below, or at such other address as the Guarantor and the Corporation may thereafter notify Covered Debtholders of or post on its website as the address for notices under this Replacement Capital Covenant:

Assured Guaranty US Holdings Inc.
1325 Avenue of the Americas
New York, NY  10019
Facsimile:  (212) 445-8701
Attention:  General Counsel

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton, HM 08 Bermuda
Facsimile:  (441) 296-1083
Attention:  General Counsel

IN WITNESS WHEREOF, the Guarantor and the Corporation have each caused this Replacement Capital Covenant to be executed by a duly authorized officer, as of the day and year first above written.

ASSURED GUARANTY U.S. HOLDINGS INC.

By:
Name:
Title:

ASSURED GUARANTY LTD.

By:
Name:
Title:

Schedule 1

Definitions

“Applicable Percentage” means one divided by (a) 75% with respect to any redemption, repurchase or purchase on or prior to December 15, 2016, and (b) 50% with respect to any redemption, repurchase or purchase after December 15, 2016.

“Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after December 15, 2016, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Capital Securities” has the meaning specified in Recital A.

“Commission” means the United States Securities and Exchange Commission.

“Common Equity Units” means a security or combination of securities that (i) gives the holders a beneficial interest in (a) a fixed income security of the Corporation or the Guarantor (including a debt security, a trust preferred security of a subsidiary trust or preferred stock) that has a maturity no greater than six years and (b) a fractional interest in a stock purchase contract; (ii) includes a remarketing feature pursuant to which the fixed income security is required to be remarketed to new investors within four years from the date of issuance of the security; (iii) provides for the proceeds raised in the remarketing to be used to purchase a determinable number of Common Shares (which may be determinable within a range) pursuant to the stock purchase contract; (iv) includes a provision granting the Corporation or the Guarantor a security interest in the fixed income securities referred to in clause (i)(a) to secure the holders’ obligation to purchase Common Shares; and (v) includes a provision defining a failed remarketing and specifying that the consequences of a failed remarketing will be that the Common Shares will be acquired in exchange for the fixed income securities.

“Common Shares” means common shares of the Guarantor (including treasury shares and common shares issued pursuant to the Guarantor’s dividend reinvestment plan and employee benefit plans).

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that owns or holds long-term indebtedness for money borrowed of the Guarantor or the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.

“Distribution Date” means, as to any security or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any security or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Guarantor.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Guarantor” shall have the meaning specified in the introduction to this instrument.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.

“Indenture” shall have the meaning specified in Recital A.

“Initial Covered Debt” means the Corporation’s 7.0% Senior Notes Due 2034.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, to redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date.

“Limitation on Claims Provision” means, as to any security or combination of securities that include provisions requiring the Guarantor or the Corporation to issue Common Shares, rights to acquire Common Shares and/or Qualifying Non-Cumulative Preferred Stock (in this definition, “eligible securities”) and to apply the proceeds to pay unpaid Distributions, a provision that, if the issuer becomes subject to a bankruptcy, insolvency, receivership or similar proceeding prior to the redemption or repayment of such securities, the holders of such securities will have no claim to any deferred and unpaid

Distributions exceeding (x) if the eligible securities include only Common Shares or rights to acquire Common Shares and do not include Qualifying Non-Cumulative Preferred Stock, 25% of the principal or stated amount of such securities then outstanding and (y) if the eligible securities include Qualifying Non-Cumulative Preferred Stock, two years of Distributions on such securities.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Shares of the Guarantor within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Mandatory Trigger Provision” means, as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (A) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of Distributions on such securities only pursuant to the issuance and sale of Common Shares, rights to purchase Common Shares or Qualifying Non-Cumulative Preferred Stock, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) the number of Common Shares or the number of Common Shares underlying the rights to purchase Common Shares, the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision, may not exceed 2% of the total number of issued and outstanding shares of the Guarantor’s Common Shares as of the date of the Guarantor’s then most recent publicly available consolidated financial statements, and (ii) the amount of Qualifying Non-Cumulative Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities, (B) prohibit the Corporation or the Guarantor or their Subsidiaries from repurchasing any of the Guarantor’s Common Shares prior to the date six months after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid Distributions in full, provided that if the Mandatory Trigger Provision requires such issuance and sale within one year of such failure and the securities include an Optional Deferral Provision, such Mandatory Trigger Provision need not limit the repurchase of Common Shares, and (C) upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) to Distributions that accumulate during a period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the stated or principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (A) above of securities other than Common Shares or rights to acquire Common Shares or (y) two years of accumulated and unpaid Distributions in all other cases. No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Events” means one or more events or circumstances described in the Supplemental Indenture as “Market Disruption Events.”

“Measurement Date” means, with respect to any redemption or repurchase of Capital Securities or any purchase of Capital Securities by the Guarantor or a Subsidiary of the Guarantor, the date six months prior to the delivery of notice of such redemption or prior to the date of such repurchase or purchase.

“Non-Cumulative” means with respect to any securities that the issuer thereof may elect not to make any number of periodic Distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include either (i) provisions requiring the Guarantor or the Corporation to issue Qualifying Non-Cumulative Preferred Stock, rights to purchase Common Shares and/or other equity securities and apply the proceeds to pay unpaid Distributions, provided that (x) the amount of Qualifying Non-Cumulative Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities, (y) the number of Common Shares or the number of Common Shares underlying the rights to purchase Common Shares, the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision, may not exceed 2% of the total number of issued and outstanding shares of the Guarantor’s Common Shares as of the date of the Guarantor’s then most recent publicly available consolidated financial statements, and (z) if any deferral period lasts longer than one year, the Corporation and the Guarantor may not, unless required to do so by any applicable regulatory authority, repurchase, or permit any Subsidiary to purchase, the Guarantor’s Common Shares for a one-year period following the date on which all deferred interest has been paid, or (ii) a Mandatory Trigger Provision, shall also be deemed to be “Non-Cumulative” securities for all purposes of this Replacement Capital Covenant other than the definition of “Qualifying Non-Cumulative Preferred Stock.”

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.

“Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the following effect:

(a)           the issuer of such securities thereof may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if an event substantially similar to a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and the obligation described in clause (b) below; and

(b)           if the issuer of such securities has deferred Distributions for up to five years and no event substantially similar to a Market Disruption Event is continuing, the issuer will be obligated to issue and sell shares of its common shares and/or rights to purchase common shares and/or Qualifying Non-Cumulative Preferred Stock in an amount such that the net proceeds of such sale equal or exceed the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and to apply the net proceeds of such sale to pay such unpaid Distributions in full.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a)           rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

(b)           complete or partial prohibitions on the issuer paying Distributions on or repurchasing common shares or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” has the meaning specified in Recital B.

“Qualifying Capital Securities” means securities (other than Common Shares and rights to acquire Common Shares) that in the determination of the Guarantor’s and the Corporation’s Board of Directors reasonably construing the terms of this Replacement Capital Covenant, meet one of the following criteria:

(i)            in connection with any redemption or repurchase of Capital Securities on or prior to December 15, 2016:

                (A)          securities issued by the Guarantor or the Corporation or their Subsidiaries that (1) rank pari passu with or junior to the Capital Securities upon a liquidation, dissolution or winding up of the Guarantor or the Corporation, (2) are Non-Cumulative, (3) have a Limitation on Claims Provision, (4) have no maturity or a maturity of greater than 50 years and (5) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or

                (B)           Common Equity Units or Mandatorily Convertible Preferred Stock;

(ii)           in connection with any redemption or repurchase of Capital Securities after December 15, 2016 and on or prior to December 15, 2036:

                (A)          all securities described under clause (i) of this definition;

                (B)           securities issued by the Guarantor or the Corporation or their Subsidiaries that (1) rank pari passu with or junior to the Capital Securities upon a liquidation, dissolution or winding up of the Guarantor or the Corporation, (2) have no maturity or a maturity of greater than 50 years, (3) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (4) have an Optional Deferral Provision;

                (C)           securities issued by the Guarantor or the Corporation or their Subsidiaries that (1) rank pari passu with or junior to the Capital Securities upon a liquidation, dissolution or winding up of the Guarantor or the Corporation, (2) are Non-Cumulative, (3) have a Limitation on Claims Provision, (4) have no maturity or a maturity of greater than 50 years, and (5) have Intent-Based Replacement Disclosure;

                (D)          securities issued by the Guarantor or the Corporation or their Subsidiaries that (1) rank pari passu with or junior to the Capital Securities upon a liquidation, dissolution or winding up of the Guarantor or the Corporation, (2) are Non-Cumulative, (3) have a Limitation on Claims Provision, (4) have no maturity or a maturity of greater than 40 years and (5) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

                (E)           cumulative preferred stock issued by the Guarantor or the Corporation or their Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of greater than 50 years and (2) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

(iii)          in connection with any redemption or repurchase of Capital Securities at any time after December 15, 2036:

                (A)          all securities described under clause (ii) of this definition;

                (B)           preferred stock issued by the Guarantor or the Corporation that (1) has no maturity or a maturity of greater than 50 years, (2) has an Optional Deferral Provision, and (3) has Intent-Based Replacement Disclosure;

                (C)           securities issued by the Guarantor or the Corporation or their Subsidiaries that (1) rank pari passu with or junior to the Capital Securities upon a liquidation, dissolution or winding up of the Guarantor or the Corporation, (2) either (A) have no maturity or a maturity of greater than 50 years or (B) have no maturity or a maturity of greater than 30 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant, (3) have an Optional Deferral Provision, and (4) have Intent-Based Replacement Disclosure; or

                (D)          cumulative preferred stock issued by the Guarantor or the Corporation or their Subsidiaries that either (1) has no maturity or a maturity of greater than 50 years and has Intent-Based Replacement Disclosure or (2) has a maturity of greater than 40 years and is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.

“Qualifying Non-Cumulative Preferred Stock” means non-cumulative perpetual preferred stock of the Corporation or the Guarantor or their Subsidiaries that (i) ranks pari passu with or junior to all other outstanding preferred stock of the issuer and (ii) contains no remedies other than Permitted Remedies and either is subject to Intent-Based Replacement Disclosure and provides for mandatory deferral tied to the breach of certain financial triggers or is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, or the Corporation or a Subsidiary of the Corporation elects to repurchase, or if the Guarantor or a Subsidiary of the Guarantor elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt of the Guarantor or the Corporation, the date on which the Guarantor or the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Supplemental Indenture” shall have the meaning specified in Recital A.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Termination Date” has the meaning specified in Section 4(a).

“Trustee” shall have the meaning specified in Recital A.

IN WITNESS WHEREOF, the Guarantor and the Corporation have each caused this Replacement Capital Covenant to be executed by a duty authorized officer, as of the day and year first above written.

ASSURED GUARANTY U.S.
HOLDINGS INC.

By:	/s/ RH B Mills
Name:
Title:

Assured Guaranty LTD.

By:	/s/ RH B Mills
Name
Title: